Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended January 31,
	2005	As a % of Total	2004	As a % of Total
Non-conforming production volume
Non-conforming
Wholesale	$446,372	76%	$332,092	62%
Correspondent/Bulk	49,193	8%	70,983	13%
Retail *	94,093	16%	134,645	25%

Total non-conforming production volume	$589,658	100%	$537,720	100%

# of funding days in the month	20		20

Average originations per funding day	$29,483		$26,886

Retail production volume *
Non-conforming
Sold to non-affiliates	$103,605	36%	$135,419	26%
Retained by NMI	94,093	32%	134,645	25%

Total non-conforming	197,698	68%	270,064	51%

Conforming/Government	95,708	32%	256,101	49%

Total retail production volume	$293,406	100%	$526,165	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 1/31/2005				For the Month Ended 12/31/2004				For the Month Ended 11/30/04
	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.11%	84.3%	700	32%	7.12%	85.3%	702	32%	7.01%	84.7%	700	28%
620 to 659	7.46%	83.0%	639	23%	7.41%	83.5%	639	23%	7.30%	82.8%	639	24%
580 to 619	7.89%	82.1%	599	19%	7.81%	82.3%	599	19%	7.80%	82.4%	599	19%
540 to 579	8.39%	79.7%	560	17%	8.35%	79.8%	560	16%	8.29%	79.2%	559	19%
539 and below	9.01%	77.6%	527	9%	8.82%	78.2%	527	10%	8.87%	77.0%	527	10%

	7.73%	82.2%	628	100%	7.67%	82.8%	628	100%	7.65%	82.0%	623	100%

Summary by Program Type
2-Year Fixed	7.86%	82.8%	613	69%	7.80%	83.5%	615	69%	7.79%	82.7%	609	68%
2-Year Fixed Interest-only	6.83%	81.6%	670	15%	6.82%	82.1%	673	15%	6.87%	82.3%	667	14%
3-Year Fixed	7.22%	77.0%	632	2%	7.58%	80.8%	606	2%	7.35%	79.6%	619	3%
3-Year Fixed Interest-only	6.92%	83.3%	668	1%	6.63%	76.6%	666	1%	6.42%	79.4%	651	1%
5-Year Fixed	7.04%	75.9%	644	1%	6.81%	77.9%	648	1%	6.93%	74.1%	651	1%
5-Year Fixed Interest-only	6.53%	79.5%	695	0%	6.67%	80.6%	683	0%	6.89%	76.5%	671	0%
15-Year Fixed	8.34%	78.8%	649	2%	8.11%	75.9%	648	2%	7.78%	73.4%	638	2%
30-Year Fixed	7.63%	76.7%	642	8%	7.52%	76.9%	639	8%	7.60%	77.9%	635	8%
30-Year Fixed Interest-only	7.04%	51.6%	654	0%	7.60%	75.9%	669	0%	7.19%	75.3%	668	0%
Other Products	9.88%	94.2%	680	2%	10.13%	95.6%	676	2%	9.74%	92.9%	673	3%

	7.73%	82.2%	628	100%	7.67%	82.8%	629	100%	7.65%	82.0%	623	100%